UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

DIAMEDICA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 210 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(763) 496-5454
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2025, DiaMedica Therapeutics Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”), as sales agent, pursuant to which the Company may offer and sell its common shares, no par value per share (the “Common Shares”), from time to time through TD Cowen. The Company may offer and sell Common Shares for an aggregate offering amount of up to $100.0 million under the Sales Agreement (the “ATM Shares”).

Upon delivery of an issuance notice and subject to the terms and conditions of the Sales Agreement, sales of the ATM Shares, if any, will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). TD Cowen is not required to sell any specific number or dollar amount of securities but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations on mutually agreed terms between TD Cowen and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agreement provides that TD Cowen will be entitled to compensation for its services of up to 3.0% of the gross proceeds of the ATM Shares sold under the Sales Agreement. The proceeds the Company receives from sales of the ATM Shares, if any, will depend on the number of ATM Shares actually sold and the offering price of such ATM Shares. The Company has agreed to pay certain of TD Cowen’s costs and expenses incident to the performance of its obligations under the Sales Agreement. The Company has also agreed to provide indemnification and reimbursement to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

The Sales Agreement contains customary representations, warranties, and agreements by the Company and customary indemnification rights and obligations of the parties. The representations, warranties, and agreements contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the ATM Shares, nor shall there be any sale of the ATM Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

The ATM Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-[_]), filed with the SEC on August 12, 2025. The shelf registration statement has not yet been declared effective by the SEC and no sales may be made until such time as the shelf registration statement is declared effective. The Company will file a final prospectus supplement with the SEC following the effectiveness of the shelf registration statement relating to the offer and sale of the shares pursuant to the Sales Agreement.

A copy of the Sales Agreement is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement is not complete and is qualified in its entirety by reference to such exhibit.

Pushor Mitchell, counsel to the Company, has issued a legal opinion relating to the ATM Shares. A copy of such legal opinion, including the consent included therein, is incorporated herein by reference.

Alston & Bird LLP, counsel to the Company, has also issued a legal opinion relating to the ATM Shares. A copy of such legal opinion, including the consent included therein, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit
Number	Description
5.1	Opinion of Pushor Mitchell (Incorporated by reference to Exhibit 5.1 to DiaMedica’s Form S-3 filed on August 12, 2025.)
5.2	Opinion of Alston & Bird LLP (Incorporated by reference to Exhibit 5.2 to DiaMedica’s Form S-3 filed on August 12, 2025.)
10.1	Sales Agreement between DiaMedica Therapeutics Inc. and TD Securities (USA) LLC, dated August 12, 2025. (Incorporated by reference to Exhibit 1.2 to DiaMedica’s Form S-3 filed on August 12, 2025.)
23.1	Consent of Pushor Mitchell (included in the opinion filed as Exhibit 5.1) (Incorporated by reference to Exhibit 5.1 to DiaMedica’s Form S-3 filed on August 12, 2025.)
23.2	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.2) (Incorporated by reference to Exhibit 5.2 to DiaMedica’s Form S-3 filed on August 12, 2025.)
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: August 12, 2025